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                            ARTICLES OF INCORPORATION

                                       OF

                           CLEARSPAN COMPONENTS, INC.

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

     FIRST:  The name of the corporation is CLEARSPAN COMPONENTS, INC.

     SECOND:  The period of its duration is ninety-nine (99) years.

     THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are: To buy, rent, lease, or otherwise acquire, own, hold, improve, develop, speculate and deal in all property or property interests, real, personal and mixed, wheresoever located; and to sell, convey, mortgage, pledge, rent, lease, exchange, transfer and otherwise dispose of all such property or property interests; to build, develop, operate, rent, and lease property for residential, commercial or industrial purposes, and for the lodging, maintenance and entertainment of any and all persons or businesses whatsoever; to plan, acquire materials for, build, manufacture, sell, and otherwise deal in roof trusses, doors, cabinets, and all other products and housing and building components, for residential, commercial and industrial use; and to do and perform all things necessary or desirable for the accomplishment of said corporate purposes, including but not limited to, all of the general corporate powers provided under Section 5309-04 of the Mississippi Code of 1942, as Amended and Re-compiled.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of the par value of One Hundred & No/100 Dollars ($100.00) each.

     FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

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     SIXTH:  Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: Shareholders shall have the preemptive right to acquire any additional shares which may be issued or sold by the corporation in proportion to the respective shareholder's ownership of stock, as shown by current corporate stock records as of any specified distribution or sale date, which date shall be determined by the Board of Directors of the corporation.

     SEVENTH: The post office address of its initial registered office is P.O. Box 4201 (West Station) Old U.S. Highway #80 at 5th Street, Meridian, Mississippi, and the name of its initial registered agent at such address is James L. McRae.

     EIGHTH: The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is three
(3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     NAME                     STREET AND POST OFFICE ADDRESS

Robert L. McRae               2214-14th Street, Meridian, Mississippi
James L. McRae                2214-14th Street, Meridian, Mississippi
M.H. Bounds                   2214-14th Street, Meridian, Mississippi


     NINTH:  The name and post office address of each incorporator is:

     NAME                     STREET AND POST OFFICE ADDRESS

Robert L. McRae               2214-14th Street, Meridian, Mississippi
James L. McRae                2214-14th Street, Meridian, Mississippi
M.H. Bounds                   2214-14th Street, Meridian, Mississippi

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Dated September 12, 1968


                                        \s\ Robert L. McRae
                                        --------------------------------------

                                        \s\ James L. McRae
                                        --------------------------------------


                                        \s\ M. H. Bounds
                                        --------------------------------------

                                                     Incorporators

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